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                                  EXHIBIT 21.1
                                  SUBSIDIARIES


NAME                                                   JURISDICTION OF FORMATION
----                                                   -------------------------

NCO Funding, Inc.                                      Delaware
Financial Collection Agencies (International), Inc.    Canada
FCA Funding, Inc.                                      Delaware
NCO Portfolio Management, Inc. *                       Delaware
Compass International Services Corporation             Delaware
Financial Collection Agencies, Limited                 United Kingdom
Financial Collection Agencies, Inc.                    Puerto Rico
JDR Holdings, Inc.                                     Delaware
NCO Financial Systems, Inc.                            Pennsylvania
NCO Holdings, Inc.                                     Delaware
MCA Holdings, Inc.                                     Delaware
International Account Systems, Inc.                    Florida

* Owns 21 subsidiaries operating in the United States engaged in the ownership of delinquent receivables.

Note: This table does not include any subsidiary that is not required to be listed pursuant to Item 601(b)(21) of Regulation S-K.